DRAFT PURCHASE AGREEMENT
This DRAFT PURCHASE AGREEMENT, dated as of November 10, 2020 (this “Agreement”), is by and between Harmonic Inc., a Delaware corporation (the “Seller”), and Commerzbank AG, Luxembourg Branch (the “Purchaser”).
RECITALS
Reference is made to the Commercial Agreement dated as of November 10, 2020 (the “Commercial Agreement”), among SES 5G Satellite Customer Services LLC, a Delaware limited liability company and SES S.A. (“SES”), a company organized under the laws of Luxembourg (each a “Customer”, and collectively the “Customers”), and the Seller, pursuant to which, in consideration of the agreement of the Seller to perform the work and to provide the services described therein, the Customers have, jointly and severally, agreed to make the payments set forth therein.
In accordance with the Commercial Agreement, a payment due by the Customers to the Seller may, on the terms and subject to the conditions set forth in the Commercial Agreement, be evidenced by a negotiable draft (each, a “Draft”).
In connection with the creation of each Draft, each Customer shall enter into, for the benefit of the Seller (and any Person to which such Draft is indorsed), a Draft Acceptance Confirmation (each, a “Draft Acceptance Confirmation”), which will, among other things, confirm the Customers’ joint and several obligations in respect of such Draft.
Pursuant to this Agreement, the Seller may request that the Purchaser purchase Eligible Drafts, whereupon, the Purchaser shall purchase such Eligible Drafts, in each case, on the terms and subject to the conditions set forth in this Agreement.
In consideration of the foregoing, the parties hereto hereby agree as follows:
1.Defined Terms; Construction.
1.1    As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:
“Acceptance Deadline” has the meaning set forth in Section 2.2.
“Agreement” has the meaning set forth in the preamble hereto.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, in each case, as amended, and other similar laws, rules and regulations of the United States, the United Kingdom, the European Union and any European Union member state that are applicable to the Seller or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Assumed Draft Presentation Date” means the currently anticipated date, on or after which the Seller will present a Purchase Request to the Purchaser for the relevant Proposed Draft, in view of the performance milestone schedule in the Commercial Agreement, as set forth in Exhibit F.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act of 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, London or Luxembourg are authorized or required by law to remain closed.
“Commercial Agreement” has the meaning set forth in the recitals hereto.
“Customer” has the meaning set forth in the recitals hereto.
“Discount” means, with respect to any Eligible Draft, the discount cost applied by the Purchaser to such Eligible Draft on the applicable Draft Purchase date, which shall be equal to the product of (a) the Discount Rate applicable to such Eligible Draft, multiplied by (b) the result of (i) the applicable Discount Period, divided by (ii) 360 multiplied by (c) the face amount of such Eligible Draft.
“Discount Margin” means 2.00% per annum.
“Discount Period” means, with respect to any Eligible Draft, the number of days from (and including) the Draft Purchase Date to (but excluding) the maturity date of such Eligible Draft.
“Discount Rate” means, with respect to any Eligible Draft, a per annum rate equal to LIBO plus the Discount Margin.
“Discounting Offer” has the meaning set forth in Section 2.1.
“Draft” has the meaning set forth in the recitals hereto.
“Draft Acceptance Confirmation” has the meaning set forth in the recitals hereto.
“Draft Presentation Amount” means the minimum drawing amount of the relevant Proposed Draft according to the Drafts Presentation Schedule, with a variance of +/- 5% of each such minimum drawing amount permitted as set forth in the Drafts Presentation Schedule.
“Draft Presentation Deadline” means the date by which the relevant Purchase Request for a Proposed Draft must be presented by the Seller to the Purchaser according to the Drafts Presentation Schedule, which is a date that falls thirty days following the Assumed Draft Presentation Date.
“Drafts Presentation Schedule” means that certain schedule setting (i) deadlines by which the Seller must present Purchase Requests and (ii) the minimum drawing amounts for such requests,

which deadlines and amounts are set forth at Exhibit F hereto and are linked to certain Seller performance milestone dates and payment amounts in the Commercial Agreement.
“Draft Purchase Date” means in respect of any Proposed Draft, the date specified in Exhibit B, such date being the fourth (4th) Business Day following the Draft Acceptance Date.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in Section 3.1.
“Eligible Draft” means a Proposed Draft that is, or upon the issuance thereof will be, (a) payable in U.S. dollars, (b) drawn by the Seller, as drawer, on each Customer jointly and severally, as drawees, and payable to the order of the Seller (or to any Person to which the applicable Draft is indorsed), (c) accepted by each Customer, (d) presented to the Purchaser by the relevant Draft Presentation Deadline and in an amount equal to or greater than the Draft Presentation Amount, (e) maturing on July 30, 2021 and (f) otherwise substantially in the form of Exhibit A hereto. Each Proposed Draft that the Purchaser offers to purchase through a Discounting Offer is referred to as an “Eligible Draft.”
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Facility Limit” shall mean $65,000,000.
“Information” has the meaning set forth in Section 8.14.
“Insolvency Event” shall mean (i) with respect to a Customer, the inability of such Customer to pay any sum due under any purchased Eligible Draft by reason of the financial or credit condition of such Customer (including, without limitation, the insolvency of such Customer) and (ii) with respect to any Person (including a Customer), such Person shall fail generally to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any applicable law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30)

days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii).
“Interpolated Rate” means, with respect to any Discount Period, at any time, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Purchaser (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the applicable Discount Period; and (b) the LIBO Rate for the shortest period for which the LIBO Rate is available that exceeds the applicable Discount Period, in each case, at such time.
“LIBO Rate” means, for any Discount Period, an interest rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if it is no longer making such rates available) LIBO Rate (“ICE LIBOR”), as published from time to time by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Purchaser from time to time) for deposits in Dollars with a term equal to the Discount Period. If such rate is not available at such time for any reason, then the LIBO Rate shall be a rate per annum equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars with a term equal to the Discount Period in a principal amount substantially equal to the applicable Purchase Price are offered to the principal London office of the Purchaser by three (3) London banks, reasonably selected by the Purchaser in good faith. Notwithstanding the foregoing, (i) if the LIBO Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement and (ii) if the Discount Period does not correspond to any available rate term, then the LIBO Rate shall be an Interpolated Rate.
“Moody's” means Moody's Investors Service, Inc.
“Participant” has the meaning set forth in Section 2.7.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“POA Draft” has the meaning set forth in Section 2.3.
“Proposed Draft” has the meaning set forth in Section 2.1.
“Purchase Price” means, with respect to any Eligible Draft, the price to be paid by the Purchaser to the Seller for the purchase of such Eligible Draft pursuant to this Agreement. The Purchase Price of any Eligible Draft will be equal to the face amount of such Eligible Draft minus the Discount for such Eligible Draft.
“Purchase Request” has the meaning set forth in Section 2.1.
“Purchase Suspension Event” means the occurrence of any of the following events or the existence of any of the following conditions (as applicable):
(a)    an Insolvency Event shall have occurred with respect to the Seller or a Customer;

(b)    the Seller fails to make a Purchase Request (i) by the Draft Presentation Deadline or (ii) in the Draft Presentation Amount or greater, unless the Purchaser waives such requirements (i) and (ii) in its sole discretion;
(c)    the Seller fails to accept a Discounting Offer by the Acceptance Deadline for the relevant Proposed Draft, unless the Purchase waives such requirement in its sole discretion;
(d)    there shall have occurred any event that materially adversely impairs (i) the validity, enforceability or collectability of the purchased Eligible Drafts, including if such event or circumstance would increase the days to pay with respect to the purchased Eligible Drafts or (ii) the validity or enforceability against the Seller or any Customer, as applicable, of this Agreement, the Commercial Agreement, the Remittance Letter, or the Draft Acceptance Confirmation;
(e)    any of the representations and warranties made by the Seller in this Agreement (including with respect to the purchased Eligible Drafts) shall fail to be true, accurate and correct in all material respects as of the date made or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period;
(f)    the Seller shall fail to be in compliance with any of its covenants and other obligations under this Agreement, and such failure shall continue for three Business Days following the earlier of (i) notice thereof by the Purchaser to the Seller and (ii) the Seller learning of such failure;
(g)    a variance has occurred with respect to the performance milestone schedule in the Commercial Agreement that results in a change to the Drafts Presentation Schedule which would cause the Facility Limit to be exceeded; provided that such variance shall not constitute a Purchase Suspension Event if the Purchaser, in its sole discretion, has given the Seller its prior written consent to such change;
(g)    the Commercial Agreement shall have terminated prior to the termination of this Agreement pursuant to Section 6.1 hereof or any party to the Commercial Agreement is in default thereunder:
(h)    any Draft purchased by the Purchaser is subject to a Repurchase Condition;
(i)    any Draft purchased by the Purchaser pursuant to this Agreement shall for any reason fail to vest the Purchaser with a valid ownership interest in such purchased Draft, free and clear of all liens, claims and encumbrances of any Person;
(j)     any material default occurs under any other agreement involving the borrowing of money or the extension of credit under which the Seller or a Customer may be obligated as a borrower or guarantor, if such default consists of the failure to pay any indebtedness in any amount greater than $10,000,000 when due or if such default permits or causes the acceleration of any indebtedness in an amount greater than $10,000,000 or the termination of any commitment to lend or to extend credit, in an amount greater than $10,000,000 in each case before the stated maturity thereof;
(k)    one or more judgments or decrees shall be entered against the Seller or a Customer, or any of their respective Subsidiaries, involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such judgments equals or exceeds with respect to a Customer, $50,000,000 in the aggregate, and with respect to the Seller, $20,000,000 in the aggregate; or
(l)    a Ratings Event shall have occurred.
“Purchaser” has the meaning set forth in the preamble hereto.
“Ratings Event” means, at any time of determination, either or both of the following events have occurred and are continuing: (i) SES’s long-term issuer credit rating by S&P is below BBB or SES does not have a long-term issuer credit rating by S&P and/or (ii) SES’s senior unsecured long-term rating by Moody’s is below Baa1 or SES does not have a senior unsecured long-term rating by Moody’s.
“Remittance Letter” has the meaning set forth in Section 2.3.
“Representatives” has the meaning set forth in Section 8.14.
“Repurchase Condition” has the meaning set forth in Section 7.1.
“Repurchase Notice” has the meaning set forth in Section 7.1.
“Repurchase Price” means, with respect to any Eligible Draft subject to a Repurchase Notice, an amount equal to the Purchase Price for such Eligible Draft plus interest equal to the Discount Rate applicable to such Eligible Draft for the period from (and including) the date of purchase of such Eligible Draft pursuant to this Agreement to (but not including) the date such Eligible Draft is repurchased by the Seller in accordance with the requirements of Section 7.
“Responsible Officer” means the chief executive officer, chief financial officer, assistant treasurer, treasurer, comptroller or general counsel of the Seller, in each case from time to time.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that is owned (in the case of the term “Sanctioned Person” as used in reference to the Seller, to the knowledge of the Seller) or controlled by any such Person or Persons described in the foregoing clause (a).
“Sanctions” means all economic or financial sanctions (but not, for the avoidance of doubt, fees, penalties, forfeitures and similar consequences) or trade embargoes similar to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State imposed, administered or enforced from time to time by (a) the U.S. government or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom. It is understood that the term Sanctions does not include debarment or suspension from contracting with the U.S. government, whether pursuant to Federal Acquisition Regulation subpart 9.4 or otherwise.
“Seller” has the meaning set forth in the preamble hereto.

“S&P” means Standard & Poor's Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or any of its subsidiaries, or a combination thereof.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Purchaser is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109 177 (signed into law March 9, 2009), as amended from time to time.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any governmental authority, any other governmental authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement.
2.Purchase Procedure.
2.1    From time to time on and after the Effective Date and prior to the termination of this Agreement in accordance with (i) the Drafts Presentation Schedule and (ii) Section 6 herein, the Seller shall offer to sell to the Purchaser one or more Drafts (each, a “Proposed Draft”) each in the Draft Presentation Amount or greater which request shall made by the Seller by email transmission (each, a “Purchase Request”).
2.2    No later than 11:00 a.m., New York City time on the Business Day following a Purchase Request and subject to the terms and conditions contained in this Agreement, the Purchaser shall offer to purchase a Proposed Draft as to which all conditions set forth in Section 3 have been met to the Purchaser’s satisfaction. To the extent that the Purchaser agrees that all conditions set forth in Section 3 have been met to the Purchaser’s satisfaction, the Purchaser shall provide to the Seller via email transmission an irrevocable purchase offer in the form set forth in Exhibit B hereto (or such other form as shall be agreed between the Seller and the Purchaser from time to time) (a “Discounting Offer”), executed by the Purchaser and with the pdf signature page attached thereto, which shall set forth, with respect to each Proposed Draft, the face amount, the maturity date, the Discount Rate and the Purchase Price for such Proposed Draft. In the event the Purchaser shall have made a Discounting Offer with respect to any Proposed Draft, such Discounting Offer shall remain in effect until 5:00 p.m., New York City time, on the same Business Day as such Discounting Offer is made (the “Acceptance Deadline”).

2.3    Once the Seller elects to accept a Discounting Offer, such acceptance shall be irrevocable and binding on the Seller. To accept a Discounting Offer with respect to any Eligible Draft, the Seller shall provide written notice thereof prior to the Acceptance Deadline via email transmission which acceptance must be accompanied by a copy of a remittance letter accepting such Discounting Offer, which remittance letter shall be in the form of Exhibit C hereto or such other form as shall be acceptable to the Purchaser and the Seller (a “Remittance Letter”), executed by the Seller and with the pdf signature page attached thereto. Such Remittance Letter shall direct the Purchaser to utilize its power of attorney under Section 2.7 to execute such Eligible Draft on behalf of the Seller as drawer and indorse such Eligible Draft on behalf of the Seller, upon payment by the Purchaser of the Purchase Price for such Eligible Draft (each a “POA Draft”). If a Discounting Offer shall not have been accepted by the Seller as provided above prior to the Acceptance Deadline, such Discounting Offer shall be deemed rejected by the Seller and shall cease to be in effect.
2.4    Promptly after such acceptance, the Seller shall deliver by hand delivery or overnight courier service to the Purchaser, at the Purchaser’s address provided in Section 8.6, the originals of each of (i) the Eligible Draft that is the subject of such Discounting Offer, or such other form as shall be acceptable to the Purchaser, (ii) the related Remittance Letter and (iii) and the Draft Acceptance Confirmation with respect to such Eligible Draft, which shall be in the form of Exhibit D hereto, or such other form as shall be acceptable to the Purchaser, and shall have been executed by each Customer (it being understood that such documents may, for administrative convenience, be delivered to the Purchaser by SES). For the avoidance of doubt in the event that the foregoing documents (i) through

(iii) above are delivered by the Customers to the Purchaser as a matter of administrative convenience, the Seller shall nonetheless remain responsible for their physical delivery to the Purchaser, and the Purchaser shall have no obligation to pay to the Seller the Purchase Price for such Eligible Draft unless or until a complete set of original documents are received by the Purchaser. The Purchaser shall confirm to the Seller in writing (which may be by email) receipt by the Purchaser of each applicable original Eligible Draft as executed by the Customers and the related Remittance Letter and Draft Acceptance Confirmation promptly upon such receipt.

2.5    So long as each of the conditions precedent described in Section 3 are satisfied prior to or on the Draft Purchase Date, the Purchaser shall pay to the Seller the Purchase Price for such Eligible Draft on the Draft Purchase Date, which payment shall be made by wire transfer of immediately available funds in U.S. dollars to the Seller’s account specified on Exhibit E hereto, subject to any variance in the Drafts Presentation Schedule that would cause the Facility Limit to be exceeded (in which case the Purchaser would have no obligation to pay any portion of the Purchase Price for such Eligible Draft over and above the Facility Limit). Upon the payment by the Purchaser of the Purchase Price for such Eligible Draft, all of the Seller’s right, title and interest in and to such Eligible Draft shall be sold, transferred and conveyed to the Purchaser, and the Purchaser shall become the owner of such Eligible Draft. Such Eligible Draft being a POA Draft, upon the payment of such Purchase Price, the Purchaser may (i) execute such Eligible Draft on behalf of the Seller as drawer (if such Eligible Draft has not already been executed by the Seller in such capacity) and (ii) indorse such Eligible Draft as follows, “pay to the order of Commerzbank AG, Luxembourg Branch”, in accordance with its power of attorney under Section 2.7.
2.6    It is understood and agreed that, prior to the payment of the Purchase Price for such Eligible Draft as set forth in Section 2.5, any original Eligible Draft that shall have been delivered by the Seller to the Purchaser shall be held by the Purchaser as a gratuitous bailee of the Seller. During such time as the Purchaser is acting as gratuitous bailee of the Seller in accordance with the foregoing paragraph, the Purchaser will hold the relevant Eligible Draft in accordance with the procedures it generally applies for the custody of negotiable instruments. In the event (i) the Purchaser shall have failed to pay the Purchase Price for such original Eligible Draft as set forth in Section 2.5 or (ii) the Purchaser elects, in its sole discretion, not to complete the purchase of any Eligible Draft in either case (i) or (ii) because any condition in Section 3 has not been met or such Eligible Draft has been mutilated or is otherwise not in the proper form, promptly upon the request of the Seller, the Purchaser shall return to the Seller, by hand delivery or overnight courier service, at the Seller’s address provided in Section 8.6, such original Eligible Draft and the related Remittance Letter and Draft Acceptance Confirmation if such original documents have in fact been received by the Purchaser.
2.7    The Seller hereby appoints the Purchaser as its agent and true and lawful attorney-in-fact, with full power and authority to act in the name, place and stead of the Seller solely for the purpose of executing POA Drafts on behalf of the Seller as drawer indorsing POA Drafts on behalf of the Seller to the Purchaser in accordance with Section 2.5. In respect of any execution and/or indorsement referred to in Section 2.5 above and the applicable executed Remittance Letter, the Purchaser is authorized to sign the Seller’s name, or on behalf of the Seller, without stating the name of the Purchaser or its capacity hereunder. Such appointment is coupled with an interest and may be revoked by the Seller only (a) on the giving of thirty (30) calendar days prior to the effective revocation date specified in such notice or (b) upon termination of this Agreement pursuant to Section 6.1 herein, whichever occurs first. All POA Drafts that the Purchaser executes on behalf of the Seller, in the Purchaser’s capacity as agent and attorney-in-fact of Seller, in accordance with Section 2.5 shall conclusively be deemed to have been executed by the Seller for all purposes as if the Seller itself had executed such POA Draft. The parties expressly agree that the Purchaser shall have no liability whatsoever, either to the Seller or to any other Person, for making or indorsing any POA Draft in accordance with Section 2.5.
2.8    The Seller understands and agrees that (a) the Purchaser may enter into participation arrangements with one or more financial institutions (each, a “Participant”) pursuant to agreements between the Purchaser and such Participants and (b) with respect to any Eligible Draft, at least some of the Purchase Price for such Eligible Draft may be provided by the Participants.
3.    Conditions Precedent.
3.1 This Agreement shall become effective on the first date (the “Effective Date”) on which each of the following conditions shall be satisfied:

(a)    Each of the Purchaser and the Seller shall have executed a counterpart of this Agreement and shall have delivered to the other party written evidence (which may include fax or electronic transmission of a signed counterpart of this Agreement) thereof.
(b)    The Purchaser shall have received:
(i)    a customary secretary’s or assistant secretary’s certificate of the Seller, in form and substance reasonably satisfactory to the Purchaser, certifying (A) authorizing resolutions of the Seller evidencing authority to enter into this Agreement, deliver Remittance Letters and indorse Eligible Drafts, (B) the incumbency of the Seller’s officers, (C) complete and current copies of the Seller’s certificate of incorporation and bylaws and (D) a certificate of the Secretary of State of the State of Delaware evidencing the Seller’s good standing under the laws of the State of Delaware;
(ii)    legal opinions with respect to the authority and capacity of the Seller and an enforceability and validity opinion with respect thereto;
(iii)    lien search reports with respect to the Seller, and releases of any encumbrance or other adverse claims shown in such reports to the extent such adverse claims would extend to Eligible Drafts or the accounts, payment intangibles or other assets to which such Eligible Drafts relate; and
(iv)    all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that shall have been requested by the Purchaser at least five Business Days prior to the Effective Date, findings in respect of which shall be satisfactory to the Purchaser.
With respect to the items described in clause (b)(i) above, the Purchaser shall at all times following delivery thereof be entitled to rely on such items as remaining true, accurate and complete until such time as the Purchaser receives supplements thereto or replacements thereof from the Seller.
The Purchaser shall notify the Seller of the occurrence of the Effective Date, and such notification shall be conclusive and binding upon the parties hereto.
3.2    The Purchaser’s purchase of any Proposed Draft is further to the satisfaction of each of the following conditions, in each case, in form and substance satisfactory to the Purchaser:

(a)    The Seller has fully complied with the offer and acceptance procedures described in Section 2 of this Agreement (including delivery to the Purchaser of the applicable original Eligible Draft and related Remittance Letter and Draft Acceptance Confirmation) and all representations and warranties made by the Seller in pursuant to Section 4 with respect to such Draft shall be true and correct;
(b)    no Purchase Suspension Event shall have occurred, and no Purchase Suspension Event shall exist after giving effect to such purchase;
(c)    the Proposed Draft (i) is an Eligible Draft and (ii) has been specially indorsed by the Seller to the Purchaser as follows, “pay to the order of Commerzbank AG, Luxembourg Branch”;
(d)    after giving effect to such purchase, the aggregate face amount of all outstanding purchased Drafts will not exceed the Facility Limit;
(e)    no variance has occurred with respect to the performance milestone schedule in the Commercial Agreement that would result in a change to the Drafts Presentation Schedule with respect to reduction or increase of any Draft Presentation Amount or delay in any Draft Presentation Deadline, unless the Purchaser, in its sole discretion, has given the Seller its prior written consent to any such change;
(f)    the Commercial Agreement remains in full force and effect, and there has been no default by any party thereunder; and
(g)    the Purchaser shall have received legal opinions with respect to the authority and capacity of each Customer and enforceability and validity opinions with respect to each of the foregoing, together with a choice of law and recognition of judgments opinion under Luxembourg law with respect to SES.
Each delivery of by the Seller of a Remittance Letter shall be deemed a representation and warranty by the Seller that the foregoing conditions to the applicable Drafts purchase are satisfied.
4.    Representations and Warranties. The Seller represents and warrants to the Purchaser, (a) in the case of Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, on the date hereof and on the date the Discounting Offer is accepted by the Seller with respect to any Eligible Draft and (b) in the case of Section 4.7, on the date that the Seller delivers the Remittance Letter with respect to any Eligible Draft, that:
4.1    The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
4.2    execution, delivery and performance by the Seller of this Agreement, the other documents to be delivered by the Seller hereunder and the transactions contemplated hereby to be undertaken by the Seller are within the Seller’s corporate powers and have been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.3    The execution, delivery and performance by the Seller of this Agreement, the other documents to be delivered by the Seller hereunder and the transactions contemplated hereby to be undertaken by the Seller (a) do not require any consent or approval of, registration or filing with or any other action by any governmental authority, except such as have been obtained or made and are in full force and effect and (b) will not violate or constitute a default under (i) any provision of the charter or bylaws of the Seller or (ii) any provision of applicable law or regulation or any order of any governmental authority or any indenture, agreement, instrument, judgment or order to which the Seller is a party or by which it or any of its material assets or properties may be bound.
4.4    The Seller is solvent.
4.5    The Seller has implemented and maintains in effect policies and procedures designed to promote compliance by the Seller, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of the Seller, any of its Subsidiaries or, to the knowledge of any Responsible Officer, any of their respective directors or officers, is a Sanctioned Person.
4.6    The terms of the Commercial Agreement, including with respect to any performance milestones, have not been modified or amended, and the Seller’s rights have not been waived thereunder if such modification, amendment or waiver would adversely affect the validity or collectability of any Eligible Draft purchased by the Purchaser hereunder or any rights of the Purchaser as the owner of such Eligible Draft or would otherwise reduce the amount due thereunder or delay the due date thereof (unless the Purchaser has in its sole discretion provided its prior written consent to any such modification, amendment or waiver).
4.7    As to each Eligible Draft:
(a)    such Eligible Draft was taken or, immediately prior to the consummation of the purchase and sale of such Eligible Draft hereunder will be taken, by the Seller for value and in good faith in the ordinary course of business;
(b)    to the knowledge of the Seller, immediately prior to the consummation of the purchase and sale of such Eligible Draft hereunder, (i) such Eligible Draft is not overdue and has not been dishonored and (ii) there is no defense against or claim to such Eligible Draft on the part of any Person other than the Seller;
(c)    immediately prior to the consummation of the purchase and sale of such Eligible Draft hereunder, the Seller is the sole owner thereof, free and clear of all liens, claims and encumbrances of any other Person (other than any such liens, claims and encumbrances that shall cease to be applicable to such Eligible Draft upon the purchase thereof by the Purchaser), and has not previously assigned or indorsed such Eligible Draft;
(d)    to the knowledge of the Seller, such Eligible Draft is genuine and authentic in all respects and there has been no known fraud or forgery of any kind in connection with such Eligible Draft, including in connection with its issuance, negotiation or indorsement; and
(e)    upon the consummation of the purchase and sale of such Eligible Draft hereunder, the invoice for the goods and services related to such Eligible Draft will be satisfied by the acceptance by each Customer of such Eligible Draft such that the only obligation of the Customers remaining with respect to such invoice is the obligation to pay such Eligible Draft to the holder thereof.

It is understood and agreed by the Purchaser that the Seller does not represent or warrant that either Customer can or will pay any Eligible Draft. In addition, notwithstanding that the Seller’s indorsement of any Eligible Draft may not include the phrase “without recourse” and notwithstanding anything to the contrary contained in this Agreement or otherwise, it is understood and agreed by the parties hereto that each Eligible Draft sold, transferred and conveyed to the Purchaser hereunder is sold, transferred and conveyed by the Seller to the Purchaser without recourse, except for the Seller’s obligation to repurchase any such Eligible Draft as expressly set forth in Section 7, and without representation or warranty of any kind on the part of the Seller, except as expressly set forth in Section 4; provided that the forgoing statement shall not limit the Seller’s other express obligations under this Agreement (including, without limitation, those under Section 8.11).
The representations and warranties under Section 4.5 shall only apply for the benefit of the Purchaser if and to the extent that by agreeing to or accepting any rights under or enjoying the benefit of (including by exercising any rights on the grounds of a breach of or with respect to any request under) the provision does not result in a violation of or conflict with the Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended from time to time) protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung -AWV) and/or any other applicable anti-boycott laws or regulations.
5.    Covenants. Until the later of (a) the date of termination of this Agreement in accordance with Section 6 and (b) such time as each Eligible Draft purchased by the Purchaser hereunder has been paid in full in cash, the Seller agrees that the Seller shall:
(a)    upon request of the Purchaser, provide a copy of the Commercial Agreement, including any amendment thereto entered into after the date hereof, in each case, to the extent not heretofore provided, but only to the extent such documentation is reasonably necessary for the Purchaser to validate or enforce its rights hereunder or under any Eligible Draft;
(b)    promptly following written request by the Purchaser, take such action, at the Seller’s expense, as may be reasonably required by the Purchaser (i) to confirm the Purchaser’s right, title and interest in and to any Eligible Drafts purchased by the Purchaser hereunder and (ii) to assist the Purchaser in replacing any Eligible Draft that is lost, mutilated or destroyed prior to the Purchaser’s receipt thereof under Section 2.4;
(c)    hold the Purchaser harmless from any loss, damage or expense incurred by the Purchaser as a result of tax liens for taxes payable by the Seller being placed on Eligible Drafts purchased by the Purchaser hereunder;
(d)    not modify or amend the terms of the Commercial Agreement, or waive any of its rights thereunder, including with respect to any performance milestones, if such modification, amendment or waiver would adversely affect the validity or collectability of any Eligible Draft purchased by the Purchaser hereunder or any rights of the Purchaser as the owner of such Eligible Draft or would otherwise reduce the amount due thereunder or delay the due date thereof (unless the Purchaser has in its sole discretion provided its prior written consent to any such modification, amendment or waiver);

(e)    not consent to any modification of the terms of any Draft Acceptance Confirmation, in any manner that would adversely affect the validity or collectability of any Eligible Draft purchased by the Purchaser hereunder or any rights of the Purchaser as the owner of such Eligible Draft or would otherwise reduce the amount due thereunder or delay the due date thereof; and
(f)    not, and shall not permit any Subsidiary to, directly or, to the knowledge of any Responsible Officer, indirectly, use any portion of any Purchase Price hereunder in any manner that will result in a violation by the Seller, any Subsidiary or the Purchaser of any Sanctions. The Seller shall not use directly or, to the knowledge of any Responsible Officer, indirectly, use any portion of any Purchase Price hereunder in any manner that will result in a violation of Anti-Corruption Laws; and
(g)    immediately notify the Purchaser, in writing, of the occurrence of any Purchase Suspension Event.
The covenant under Section 5(f) shall only apply for the benefit of the Purchaser if and to the extent that by agreeing to or accepting any rights under or enjoying the benefit of (including by exercising any rights on the grounds of a breach of or with respect to any request under) the provision does not result in a violation of or conflict with the Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended from time to time) protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung -AWV) and/or any other applicable anti-boycott laws or regulations.
6.    Termination; Survival; Revocation.
6.1    This Agreement shall terminate upon the earliest of (a) July 30, 2021, (b) if a Purchase Suspension Event shall have occurred and be continuing, any date designated by the Purchaser upon written notice to the Seller and (c) any date designated by the Seller upon 30 days’ prior written notice to the Purchaser, but no such termination shall in any way affect the respective rights and obligations of the parties hereto arising before such termination, including, without limitation, with respect to any Eligible Drafts purchased by the Purchaser prior to such termination.
6.2    The provisions of Sections 2.5, 6, 7 and 8 shall survive and remain in full force and effect regardless of the termination of this Agreement or any provision hereof or any revocation of the power of attorney hereunder. The termination of this Agreement shall constitute a revocation of the appointment of the Purchaser as agent and attorney-in-fact as set forth herein, but such revocation shall not affect or impair any rights, obligations or liabilities accruing under this Agreement prior to the effectiveness of such revocation.
7.    Repurchase.
7.1    If with respect to any Eligible Draft purchased by the Purchaser hereunder any representation or warranty made by the Seller in Section 4.7 is or proves to be incorrect in any material respect when made and, a result thereof, the validity or enforceability of the Purchaser’s ownership interest in such Eligible Draft or the collectability thereof shall be materially and adversely affected (the “Repurchase Condition”), then the Purchaser may, in its discretion, require the Seller to repurchase the applicable Eligible Draft. The Purchaser shall notify the Seller of any such repurchase required by it by delivering to the Seller a written notice thereof (the “Repurchase Notice”), which shall identify the

Eligible Draft requested to be repurchased (including the outstanding amount thereof), certify that the Repurchase Condition has been satisfied and specify in reasonable detail the basis upon which such repurchase is being required.
7.2    The Seller shall, within four (4) Business Days of its receipt of a Repurchase Notice, repurchase the applicable Eligible Draft by paying to the Purchaser an amount equal to the Repurchase Price for such Eligible Draft, which payment shall be made by wire transfer of immediately available funds in U.S. dollars to the Purchaser’s account specified on Exhibit E, whereupon all of the Purchaser’s right, title and interest in and to such Eligible Draft shall be sold, transferred and conveyed to the Seller, and the Seller shall become the owner of such Eligible Draft; provided that the obligation of the Seller to make such repurchase and pay the amount as set forth above shall be subject to (a) the Repurchase Condition being satisfied and (b) all representations and warranties made by the Purchaser in Section 7.3 being true and correct in all respects as of the date of such repurchase. It is understood and agreed by the parties hereto that each Eligible Draft sold, transferred and conveyed to the Seller pursuant to this Section 7 is sold, transferred and conveyed by the Purchaser to the Seller without recourse, and without representation or warranty of any kind on the part of the Purchaser, except as expressly set forth in this Section 7, provided that the forgoing statement shall not limit the Purchaser’s other express obligations under this Agreement. Promptly following receipt by the Purchaser of the Repurchase Price for an Eligible Draft subject to a Repurchase Notice, the Purchaser shall return by hand delivery or overnight courier service, to the Seller at the Seller’s address provided in Section 8.6, the original of such Eligible Draft, which shall be indorsed by the Purchaser as follows, “pay to the order of Harmonic Inc., a Delaware corporation, without recourse”, together with a copy of the Draft Acceptance Confirmation with respect to such Eligible Draft; provided that if the Purchaser shall have lost the original of such Eligible Draft or is otherwise unable to return it to the Seller, the Purchaser shall provide the Seller with an affidavit of loss and indemnity. The Seller shall confirm to the Purchaser in writing (which may be by email) receipt by the Seller of the applicable original Eligible Draft and the related Draft Acceptance Confirmation promptly upon receipt thereof from the Purchaser.
7.3    The Purchaser represents and warrants to the Seller, on the date that a Repurchase Notice is delivered by the Purchaser with respect to any Eligible Draft and on the date that such Eligible Draft would be required to be repurchased in accordance with Section 7.2, that immediately prior to the consummation of the repurchase the Purchaser is the sole owner of such Eligible Draft, free and clear of all liens, claims and encumbrances of any other Person (other than any such liens, claims and encumbrances that shall cease to be applicable to such Eligible Draft upon the repurchase thereof by the Seller), except to the extent that the foregoing is not true solely as a result of the Seller’s representation and warranty in Section 4.7 proving to be incorrect.
8.    Miscellaneous.
8.1    Precautionary Grant of Security Interest. Against the possibility that, contrary to the mutual intent of the parties, the purchase of any Eligible Draft is not characterized as a sale by any applicable court, the Seller hereby grants to the Purchaser a security interest in all of the Eligible Drafts purchased by the Purchaser hereunder (and not repurchased by the Seller as contemplated by Section 7) to secure the payment and performance of the Seller’s payment and performance obligations hereunder. The grant of this security interest is a supplemental protection to the Purchaser and is not meant to negate or affect in any way the intended sale of Eligible Drafts by the Seller to the Purchaser. This Agreement shall be deemed to be a security agreement under applicable law. With respect to such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise. The Seller authorizes the Purchaser to file one or more Uniform Commercial Code financing statements against the Seller, in form (as to the description of the assets subject thereto), reasonably acceptable to the Seller, in order to perfect the foregoing grant of security.
8.2    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided that (a) the Seller shall not assign this Agreement or any of its rights hereunder or delegate any of its duties or obligations hereunder to any other Person and (b) the Purchaser may assign this Agreement or any of its rights hereunder or delegate any of its duties or obligations hereunder to any other Person.
8.3    No Waiver. No delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercises of any right, power or privilege hereunder preclude other or further exercises thereof or the exercise of any other right, power or privilege.
8.4    Governing Law. This Agreement and each Eligible Draft are made in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law.
8.5    Jurisdiction. Any suit, action or proceeding based hereon, or arising out of, under or in connection with this Agreement, shall be brought and maintained exclusively in the courts of the State of New York sitting in New York County, New York or in the United States district court for the Southern District of New York. Each of the Seller and the Purchaser hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York sitting in New York County, New York and of the United States district court for the Southern District of New York, and any appellate court from any thereof, for the purpose of any such suit, action or proceeding. Each of the Seller and the Purchaser further irrevocably consents to the service of process by registered mail, postage prepaid, to its address specified in Section 8.6 or by personal service within or without the State of New York. Each of the Seller and the Purchaser expressly and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Seller and the Purchaser agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Seller and the Purchaser will each reasonably cooperate with one another in taking any steps that might be necessary to make this Agreement or any other document to be delivered hereunder admissible in evidence in any such New York court or tribunal. Nothing in this Section 8.5 shall be deemed to limit the right of the Purchaser to bring any suit, action or proceeding against the Customers or any other Person obligated to make payment in respect of any Eligible Draft in any other jurisdiction.
8.6    Notices and Communication; English Language. Any notice, request or other communication that any party hereto may be required or may desire to give to any other party under any provision of this Agreement shall be in writing and sent by email, hand delivery or overnight courier service, and shall be deemed to have been given or made when transmitted with receipt confirmed in the case of email or when received if sent by hand delivery or overnight courier service, and in each case addressed to such party as set forth below. Each party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other party in conformity with this Section 8.6, but such change shall not be effective until notice of such change has been received by the other party. Each notice, request or other communication made or delivered by one party to another pursuant to this Agreement shall be in the English language.

If to the Seller: Harmonic Inc. 2590 Orchard Parkway San Jose, CA 95131 Attention: Tim Chu; General Counsel	If to the Purchaser: Commerzbank AG, Luxembourg Branch 25 rue Edward Steichen 2540 Luxembourg Attention: Sabine Zaware or Ludwig Scleder, Loan Administration
8.7    Provisions Severable. The unenforceability for any reason of any provisions of this Agreement shall not impair or limit the operation or validity of any other provisions of this Agreement or any other agreements now or hereafter existing under this Agreement.
8.8    Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements respecting the subject matter hereof. For the avoidance of doubt, nothing in this Agreement, expressed or implied, shall be construed to make the Purchaser a third party beneficiary under the Commercial Agreement or confer upon the Purchaser any legal or equitable right, remedy or claim under the Commercial Agreement.
8.9    Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only in a writing signed by each of the parties hereto.
8.10    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, which when taken together shall constitute one and the same Agreement. This Agreement may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, or state enactments of the Uniform Electronic Transactions Act, (ii) an original manual signature, or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature of faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of a copy of this Agreement, bearing a faxed, scanned or photocopied manual signature or electronic signature, by telecopy, emailed pdf or any other electronic means shall be effective as delivery of a manually executed counterpart thereof.
8.11    Expenses; Indemnity; Damages Waiver.
(a)    Expenses. The Seller shall reimburse the Purchaser for (i) all reasonable and documented out-of-pocket costs incurred by the Purchaser in connection with the execution and delivery of this Agreement and the closing thereunder; provided that the Seller’s maximum liability in respect of this clause (i) shall not exceed $75,000, and (ii) all reasonable and documented out-of-pocket costs incurred by the Purchaser in reviewing, revising, protecting or enforcing any of the Purchaser’s rights against the Seller hereunder, including such charges in any court or bankruptcy proceedings or arising out of any claim or action by any Person against the Purchaser that would not have been asserted were it not for the Purchaser’s relationship with the Seller hereunder.
(b)    The Seller shall indemnify and hold harmless the Purchaser and each of its affiliates, directors, officers, agents, attorneys or employees (each, an “Indemnified Person”) from and against all losses, liabilities, claims, damages and related costs and expenses, including attorneys’ fees and costs, incurred by any Indemnified Person or imposed upon any Indemnified Person, in each case, to the extent caused directly by an act or omission of the Seller in connection with the creation, indorsement, negotiation or assignment hereunder of any Eligible Draft purchased by the Purchaser hereunder; provided that the Seller (i) shall not indemnify an Indemnified Person to the extent any such losses, liabilities, claims, damages and related costs and expenses are caused directly by the gross negligence or willful misconduct of the Purchaser or such other Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment.
(c)    It is understood and agreed that the provisions of Sections 8.11(a) and 8.11(b) do not extend to any losses, liabilities, claims, damages and expenses the Purchaser might incur as a result of the failure of either Customer to pay any sum due under any Eligible Draft purchased by the Purchaser hereunder or otherwise as a result of any claim, suit, action or proceeding the Purchaser may institute against one or both Customers.
(d)    To the extent permitted by applicable law, the Seller and the Purchaser shall not assert, and each hereby waives, any claim against the other or any of its affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby.
8.12    USA PATRIOT Act. The Purchaser hereby notifies the Seller that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and such other information as will allow the Purchaser to identify the Seller in accordance with the USA PATRIOT Act.
8.13    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY APPLICATION, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
8.14    Confidentiality. The Purchaser agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its, its Subsidiaries’ and its affiliates’ directors, members, partners, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, the “Representatives”), on a need to know basis (it being understood that any Representative to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (d) to the Customers and their respective affiliates and their and their affiliates’ Representatives, on a need to know basis (it being understood that any Representative to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section), (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to (i) any assignee or Participant of, or any prospective assignee or Participant of, any of its rights or obligations under this Agreement or (ii) any credit insurance provider relating to each Customer and its obligations in respect of the Eligible Drafts, provided that such actual or prospective assignee, Participant or credit insurance provider first executes and delivers to the Seller a confidentiality agreement on substantially the same terms as this Section 8.14, (g) with the written consent of the Seller or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Purchaser on a nonconfidential basis from a source other than the Seller, any of its Subsidiaries or their Representatives, provided that the Purchaser shall, in connection with any disclosure pursuant to clause (b) or (c) above (other than disclosure made in the course of a bank examination or any regulatory or self-regulatory examinations), give to the Seller any notice that it is not prohibited from providing of the requirement of such disclosure. The Purchaser agrees that it shall be responsible for any breach of this Section 8.14 that results from the actions or omissions of its Representatives. For the purposes of this Section 8.14, “Information” means all information received from or on behalf of the Seller relating to the Seller, the Customers, their respective Subsidiaries or their respective businesses, other than any such information that is available to the Purchaser on a nonconfidential basis prior to disclosure by the Seller, any of its Subsidiaries or their Representatives.
8.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other related transaction document, agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Agreement as of the date first above written.

(SELLER)		(PURCHASER)
HARMONIC INC.		COMMERZBANK AG, LUXEMBOURG BRANCH

By:	/s/ Sanjay Kalra	By:	/s/ Michael Thornborrow
Name:	Sanjay Kalra	Name:	Michael Thornborrow
Title:	Chief Financial Officer	Title:	Attorney

		By:	/s/ Paul Burrows
		Name:	Paul Burrows
		Title:	Attorney